Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our report dated August 31, 2001 (except with respect to the matter discussed in Note 6, as to which the date is October 18, 2001) and to all references to our firm, included in this Form 8-K/A, into the Company's previously filed Registration Statement File No. 033-86084.


Atlanta, GA
October 18, 2001